Exhibit 5.1

June 16, 2011

Accuray Incorporated
1310 Chesapeake Terrace
Sunnyvale, California 94089

Re:      Accuray Incorporated Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”), of Accuray Incorporated, a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about June 16, 2011 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of 1,539,255 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, issuable upon exercise of outstanding stock options (the “Assumed Options”) granted under the TomoTherapy Incorporated 2000 Stock Option Plan, 2002 Stock Option Plan and 2007 Equity Incentive Plan that were assumed by the Company in connection with the merger of Jaguar Acquisition, Inc., a wholly owned subsidiary of the Company, with and into TomoTherapy Incorporated (“TomoTherapy”), with TomoTherapy surviving the Merger as a wholly owned subsidiary of the Company (the “Merger”), effective June 10, 2011.

We have examined the TomoTherapy Incorporated 2000 Stock Option Plan and 2002 Stock Option Plan, as filed by TomoTherapy with the Commission on February 12, 2007 as Exhibits 10.17 and 10.18, respectively, to TomoTherapy’s Registration Statement on Form S-1, and the TomoTherapy Incorporated 2007 Equity Incentive Plan, as filed by TomoTherapy with the Commission on April 16, 2007 as Exhibit 10.19 to Amendment No. 2 of TomoTherapy’s Registration Statement on Form S-1 (collectively, the “Plans”).  We have also examined the forms of award agreements used to grant options under the Plans as filed by TomoTherapy with the Commission as appendices to the applicable Plan, and the form of supplemental notice provided by the Company to holders of the Assumed Options notifying them of the assumption of the Assumed Options in the Merger and the related adjustments to the terms of the Assumed Options (together with the Plans, the “Grant Documents”).  We also have examined the Registration Statement, as well as the originals, or photostatic or certified copies, of such proceedings and records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary or appropriate as the basis for the opinions set forth below.  We have also made such other investigations as we have deemed relevant and necessary or appropriate in connection with the opinions hereinafter set forth.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  We also have assumed that there are no agreements or understandings between or among the Company, TomoTherapy and/or any holder of an Assumed Option that would expand, modify or otherwise affect the terms of the Plans or the respective rights or obligations of the holders of the Assumed Options, as such, other than the Grant Documents.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares are duly authorized for issuance, and, when issued and sold upon exercise of the Assumed Options in accordance with the terms and conditions set forth in the Grant Documents, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law.  We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and the reported judicial decisions thereunder, and have made such inquiries as we consider necessary to render the opinion contained herein. This opinion is limited to the effect of the current state of the Delaware General Corporation Law to the limited extent set forth above and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts.  We consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP